FIRST AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS AMENDMENT, dated as of August 13, 2020, to the Fund Administration Servicing Agreement, dated as of April 2, 2020, as amended (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Terra Firma U.S. Concentrated Realty Equity Fund (the "Fund") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

Effective June 22, 2020, 2020, Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

TRUST FOR PROFESSIONAL MANAGERS    U.S. BANK NATIONAL ASSOCIATION

By: /s/ John P. Buckel          By: /s/ Anita Zagrodnik

Name: John P. Buckel                Name: Anita Zagrodnik
Title:     President                    Title: Senior Vice President
                             1/19/2021

Exhibit C to the
Trust for Professional Managers - Fund Administration Servicing Agreement

Initial Base Fee for Fund Administration, Fund Accounting, Portfolio Compliance, Transfer Agent, CCO, and Custody Services at June 22, 2020.
Below base fees shall apply for an initial period of 18 months, starting at June 22, 2020, or when average net assets are greater than $100 million, whichever comes first. Additional Services fee schedule applies during the initial period.

Months 1-6 – $- per month
Months 7-12 – $- per month
Months 13-18 – $- per month

Following either threshold being reached, the base fee for Fund Administration, Fund Accounting & Portfolio Compliance Services shall revert to the Fund Administration, Fund Accounting & Portfolio Compliance Services Fee after initial period below on page 2 – 3 of this amendment or on pages 17-18 of the original fee schedule at March 2020.

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule after initial period

Annual Fee Based Upon Average Net Assets per Fund*
8 basis points on the first $-
6 basis points on the next $-
5 basis points on the next $-
3 basis points on the balance
Minimum Annual Fee: $- per fund

Additional fee of $- for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Core Tax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Exhibit C (continued) to the
Trust for Professional Managers - Fund Administration Servicing Agreement
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at June 22, 2020
Data Services
Pricing Services
$– Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps
$– Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
$– CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
$– Interest Rate Swaps, Foreign Currency Swaps
$– Bank Loans
$– Swaptions, Intraday money market funds pricing, up to 3 times per day
$– Credit Default Swaps
$- per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)
$- per Foreign Equity Security per Month
$- per Domestic Equity Security per Month
$- per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
$- per security per month for fund administrative data
SEC Modernization Requirements
Form N-PORT – $- per year, per Fund
Form N-CEN – $- per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase following 18-month period or $100 million threshold being reached – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Exhibit C (continued) to the
Trust for Professional Managers - Fund Administration Servicing Agreement

Fund Administration & Portfolio Compliance (Additional Services Fee Schedule) at June 22, 2020
Transfer In-Kind
Tax Free Transfer In-Kind Cost Basis Tracking* – $5,000 per sub-account per year
Daily Compliance Services (if required)
Base fee – $- per fund per year
Setup – $- per fund group
Section 18 Compliance Testing
$- set up fee per fund complex
$- per fund per month
Section 15(c) Reporting
    $- per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-    Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report
    Additional 15(c) reporting is subject to additional charges
    Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $- per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $- per additional estimate
State tax returns - (First two included in core services) – $- per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $-
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $- Per estimate

State Tax Returns
Prepare state income tax returns for funds and blocker entities – $- per state return
−Sign state income tax returns – $- per state return
−Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $- per fund

Exhibit C (continued) to the
Trust for Professional Managers - Fund Administration Servicing Agreement

Fund Reorganization Services Project Fee Schedule at March 2020
Regulatory Administration Service Proposal – In support of external legal counsel at June 22, 2020

$-

Additional fee of $- per sub-adviser
Additional fee of $- per drafting multi-manager exemptive application (does not include outside legal costs)
MST may require up to $- in escrow
Additional Regulatory Administration Services
Subsequent new fund launch – $- per fund or as negotiated
Subsequent new share class launch – $- per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/XBRL filing.

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements
Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.

Advisor’s signature below acknowledges approval of the fee schedule on this Exhibit C.

By: Terra Firma Asset Management LLC
Name: /s/ Jay Leupp
Title: MANAGING MEMBER

Date: 9-3-20

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